UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  December 2, 2004

THE TIMBERLAND COMPANY

(Exact name of Registrant as Specified in Charter)

DELAWARE	1-9548	02-0312554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Domain Drive, Stratham, NH	03885
(Address of Principal Executive Offices)	(Zip Code)

(603) 772-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

Compensation for Non-Management Members of the Board of Directors

On December 2, 2004, the board of directors of The Timberland Company (the “Company”) approved the terms of compensation to be paid to the non-management members of the board of directors of the Company effective January 1, 2005.  Compensation for non-management directors will include an annual retainer of $30,000 for serving as a director, an annual retainer of $15,000 for serving as lead director, an annual retainer of $7,500 for serving as a committee chair, a fee of $2,000 for each board of directors meeting attended, and a fee of $1,000 for each committee meeting attended.  A copy of the summary sheet outlining this compensation is attached as Exhibit 10.1 hereto and is hereby incorporated by reference.

Amendment to the 2001 Non-Employee Directors Stock Plan

On December 2, 2004, the board of directors of the Company approved an amendment to the Company’s 2001 Non-Employee Directors Stock Plan, as amended (the “2001 Plan”).  The amendment is effective January 1, 2005.  This 2001 Plan amendment will be filed as an exhibit to the Company’s next periodic report or registration statement.

The 2001 Plan was amended to change the method for determining the number of initial and annual stock option grants to be awarded and the vesting schedule for those option grants.  Under the 2001 Plan prior to this amendment, directors received an initial award of 10,000 stock options upon appointment or election and an annual award of 2,500 stock options upon the anniversary of the initial grant.  All of these stock options were granted with an exercise price equal to the fair market value on the date of grant and are exercisable at the rate of 25% of the total underlying shares on each of the first four anniversaries of the date of grant.

Under the 2001 Plan as amended effective January 1, 2005, directors will receive an initial award of stock options upon initial appointment or election and an annual award of stock options upon the anniversary of the initial grant that will be determined using a fixed value method applicable to each type of award.  The fixed value will be determined by reference to a multiple of the annual cash retainer payable to directors, which multiple is different for an initial and annual award, and to a Black-Scholes valuation using the fair market value of the stock underlying the options on the date of grant.  All of these stock options will be granted with an exercise price equal to the fair market value on the date of grant. The initial awards will vest 33 1/3% on each of the first three anniversaries of the date of grant and the annual awards will vest 100% on the first anniversary of the date of grant.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

10.1	Summary of Compensation for Non-Management Members of the Board of Directors of The Timberland Company, as approved on December 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMBERLAND COMPANY

Date: December 7, 2004	By:	/s/ John Crimmins
Name: John Crimmins
Title: Vice President, Corporate Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Summary of Compensation for Non-Management Members of the Board of Directors of The Timberland Company, as approved on December 2, 2004.